SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 17, 1996


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   1-13858                 13-3245865
----------------------------       ------------          -------------------
(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)


           2150 E. Lake Cook Road, Buffalo Grove, Illinois    60089-1877
           -----------------------------------------------    ----------
            (Address of principal executive offices)          (Zip Code)



       Registrant's telephone number, including area code: (847) 793-7500


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Item 2.  Acquisition or Disposition of Assets.

                  On December 17, 1996, BT Office Products Sweden AB (the "Purchaser"), a Swedish company and an indirect wholly owned subsidiary of BT Office Products International, Inc., a Delaware corporation (the "Registrant"), acquired from Messrs. Ake Bjorsell and Anders Bjorsell (collectively, the "Sellers") all of the share capital of the Vinborgen I Boras AB group of companies ("Bjorsell") pursuant to the terms of an Agreement for Purchase of Shares (the "Purchase Agreement") dated December 10, 1996 between the Purchaser and the Sellers. Bjorsell is an office products distributor in Sweden with total sales of approximately $85 million for the fiscal year ended August 31, 1996.

                  The purchase price for such transaction, which was determined as a result of an arm's length negotiation between unrelated parties, was approximately $42 million in cash, subject to adjustment as provided in the Purchase Agreement. The purchase price, less a contractual holdback for potential indemnification claims, was paid on December 17, 1996.

                  The assets of Bjorsell that were acquired, including, without limitation, inventory and equipment, have been used by Bjorsell in the distribution of office products. The Purchaser intends to continue such use of the acquired assets.

                  The source of funds used to finance the acquisition was a borrowing under the Registrant's $250 million syndicated Competitive Advance and Revolving Credit Agreement dated as of August 2, 1996 with the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent.

                  The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 2 filed herewith and incorporated herein by reference.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) and (b)      Financial Statements of Businesses
                                   Acquired and Pro Forma Financial
                                   Information

                  It is impracticable at this time to provide financial statements and pro forma financial information required to be filed pursuant to
Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed as soon as practicable but not later than 60 days from the date hereof.

         (c)  Exhibits

                  (1) Agreement for Purchase of Shares dated December 10, 1996 between Ake Bjorsell and Anders Bjorsell as Sellers and BT Office Products Sweden AB as Purchaser.

                  In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits referenced in the Purchase Agreement have not been filed as part of the exhibit to this Form 8-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.


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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BT OFFICE PRODUCTS INTERNATIONAL, INC.



                                       By: /s/ John J. McKiernan
                                          ----------------------
                                          John J. McKiernan
                                          Vice President-Finance and
                                          Administration, Chief
                                          Financial Officer and
                                          Secretary

DATE:  December 31, 1996


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

                                INDEX TO EXHIBITS





               Exhibit No.                                       Description


                    2                                         Purchase Agreement




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